UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 25, 2010
DCB FINANCIAL CORP
(Exact name of registrant as specified in its charter)

Ohio	0-22387	31-1469837

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Riverbend Avenue, Lewis Center, Ohio	43035

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (740) 657-7000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to Vote of Security Holders.
On May 20, 2010, DCB Financial Corp (the “Company”) held its 2010 Annual Meeting of Shareholders (the “Annual Meeting”). A total of 3,717,385 shares of the Company’s common stock were entitled to vote as of March 31, 2010, the record date for the Annual Meeting. There were 2,204,169 shares present, or 59.3% in person or by proxy at the Annual Meeting, at which the shareholders were asked to, vote on three (3) proposals. Set forth below are the matters acted upon by the shareholders at the Annual Meeting, and the final voting results of each such proposal.
Proposal No. 1 — Election of Class II Directors

The shareholders voted to elect three (3) Class II Directors to serve for a term of three (3) years expiring at the Annual Meeting in 2013, or until their successors shall be duly elected and qualified. The results of the vote were as follows:

Name	For	Against	Abstaining	Broker Non-Votes

Ed Powers	1,311,110	155,514	—	—
Donald J. Wolf	1,330,438	136,186	—	—
Bart E. Johnson	1,324,897	141,727	—	—
Proposal No. 2 — Amendments to the Code of Regulations

It has been the practice of the Corporation’s Directors to resign their directorship upon reaching the age of 70. This practice has resulted in the resignation of Directors, whose skill, experience and attributes continue to provide benefits to the Corporation. Amending the Code of Regulations to require Director resignation at the age of 75 allows the Corporation to attract and retain experienced Directors while codifying the age of requirements for current and future Directors.

For	Against	Abstaining	Broker Non-Votes

1,997,073	201,163	5,933	—

Proposal No. 3 — Transact other business as may properly come before the meeting

To transact any other business, which may properly come before the meeting or any adjournment of the meeting.

For	Against	Abstaining	Broker Non-Votes

1,727,930	263,903	212,336	—
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits
The following exhibits are furnished herewith:

Exhibit
Number	Exhibit Description

3.1	Amended Code of Regulations
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 25, 2010	DCB FINANCIAL CORP
	By:	/s/ Jeffrey T. Benton
Jeffrey T. Benton
President and CEO

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

3.1	Amended Code of Regulations

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